United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 29, 2025

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Realty Income Corporation Fourth Amended and Restated Credit Agreement

On April 29, 2025 (the “Closing Date”), Realty Income Corporation (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Fourth A&R Credit Agreement”), among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.

The Fourth A&R Credit Agreement amends and restates, in its entirety, that certain Third Amended and Restated Credit Agreement, dated as of April 28, 2022 (as amended, the “Prior Credit Agreement”), among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.

The Fourth A&R Credit Agreement provides for $4.0 billion in unsecured multicurrency revolving credit facilities, consisting of (a) a $2.0 billion unsecured multicurrency revolving credit facility, consisting of two tranches, that will mature two years following the Closing Date and (b) a $2.0 billion unsecured multicurrency revolving credit facility, consisting of two tranches, that will mature four years following the Closing Date (collectively, the “RI Credit Facilities”). The RI Credit Facilities also include two six-month extensions for each facility, which can be exercised at the Company’s option on the terms as set forth in the Fourth A&R Credit Agreement.

The RI Credit Facilities permit the Company to borrow (a) under the two-year revolving credit facility (i) in up to four currencies (including U.S. Dollars) under a $1.5 billion tranche thereunder and (ii) in up to 15 currencies (including U.S. Dollars) under a $500 million tranche thereunder, and (b) under the four-year revolving credit facility (i) in up to four currencies (including U.S. Dollars) under a $1.5 billion tranche thereunder and (ii) in up to 15 currencies (including U.S. Dollars) under a $500 million tranche thereunder. The aggregate capacity of the RI Credit Facilities can be increased to up to $5.0 billion pursuant to an accordion expansion feature, which is subject to obtaining lender commitments.

Borrowings under the RI Credit Facilities bear interest at different benchmark rates based on the currency of the borrowings, including SONIA (the Sterling Overnight Index Average) for borrowings denominated in Sterling, EURIBOR for borrowings denominated in Euros, and SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York) for borrowings denominated in U.S. Dollars, in each case, as defined and subject to certain adjustments specified in the Fourth A&R Credit Agreement, as applicable, plus an Applicable Margin, as defined in the Fourth A&R Credit Agreement, based on the Company’s credit ratings. The current Applicable Margin for the RI Credit Facilities equals 0.725% per annum, based on the Company’s current investment grade credit ratings. An applicable commitment fee is payable on the amount of the Revolving Commitments, as defined in the Credit Agreement, based on the Company’s credit ratings. The current applicable commitment fee for the RI Credit Facilities equals 0.125% per annum based on the Company’s current investment grade credit ratings. The Fourth A&R Credit Agreement also permits the Company to request that the Tranche 1 Revolving A Lenders or the Tranche 1 Revolving B Lenders, each as defined in the Fourth A&R Credit Agreement, make Tranche 1 Revolving A Loans or Tranche 1 Revolving B Loans, each as defined in the Fourth A&R Credit Agreement, in the form of Bid Rate Loans as further described in the Fourth A&R Credit Agreement. The Fourth A&R Credit Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

The foregoing description of the Fourth A&R Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Fourth A&R Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Realty Income U.S. Core Plus Aggregator II, LP Credit Agreement

In connection with the closing of the Fourth A&R Credit Agreement, on the Closing Date, Realty Income U.S. Core Plus Aggregator II, LP (the “Fund Borrower”), a subsidiary of Realty Income U.S. Core Plus Fund, LP (the “Fund”), the Company’s newly formed open-end, perpetual life private capital vehicle, entered into a Credit Agreement (the “Fund Credit Agreement”), among the Fund Borrower, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.

The Fund Credit Agreement provides for (a) an up to $1.0 billion unsecured revolving credit facility and (b) an up to $380.0 million unsecured delayed draw term loan which is available to be drawn for twelve months after the Closing Date (collectively, the “Fund Facilities”). The revolving credit facility under the Fund Facilities matures four years following the Closing Date and the delayed draw term loan under the Fund Facilities matures three years following the Closing Date. The Fund Facilities also include two six-month extensions for each facility, which can be exercised at the Fund Borrower’s option on the terms as set forth in the Fund Credit Agreement. The aggregate facilities under the Fund Credit Agreement can be increased to up to $2.0 billion pursuant to an accordion expansion feature, which is subject to obtaining lender commitments.

The Fund Borrower’s borrowings under the Fund Facilities are expected initially to be guaranteed by the Company, which guaranty may be released by the Company upon the Fund admitting third-party investors.

Borrowings under the Fund Facilities bear interest at SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York), as defined and subject to certain adjustments specified in the Fund Credit Agreement, plus an Applicable Margin, as defined in the Fund Credit Agreement, based on (a) at any time that the Fund Facilities are guaranteed by the Company or the Fund Borrower has obtained an investment grade rating, as defined in the Fund Credit Agreement, the Company’s or the Fund Borrower’s, as applicable, credit ratings or (b) at any other time, the Fund Borrower’s leverage ratio, as defined in the Fund Credit Agreement. The current Applicable Margin for the Fund Facilities equals 0.725% per annum, based on the Company’s current investment grade credit ratings, due to the Company’s guaranty of the Fund Facilities. An applicable commitment fee is payable on the amount of the Revolving Commitments, as defined in the Credit Agreement, based on (a) at any time that the Fund Facilities are guaranteed by the Company or the Fund Borrower has obtained an investment grade rating, as defined in the Fund Credit Agreement, the Company’s or the Fund Borrower’s, as applicable, credit ratings or (b) at any other time, the Fund Borrower’s leverage ratio, as defined in the Fund Credit Agreement. The current applicable commitment fee for the Revolving Commitments under the Fund Credit Agreement equals 0.125% per annum based on the Company’s current investment grade credit ratings, due to the Company’s guaranty of the Fund Facilities. A commitment fee of 0.20% per annum is payable on undrawn delayed draw term loan commitments, commencing on the date that is 91 days after the Closing Date. The Fund Credit Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

The foregoing description of the Fund Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Fund Credit Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Fourth Amended and Restated Credit Agreement, dated as of April 29, 2025, by and among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.
10.2*	Credit Agreement, dated as of April 29, 2025, by and among the Fund Borrower, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Pursuant to Item 601(a)(5) of Regulation S-K, exhibits to Exhibits 10.1 and 10.2 have been omitted from this Report and will be furnished to the SEC supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2025	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary